UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2015

1-12340

(Commission File Number)

KEURIG GREEN MOUNTAIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0339228
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of registrant’s principal executive office)

(802) 244-5621

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On June 29, 2015, Keurig Green Mountain, Inc. (the “Company” or “Keurig”), entered into the Credit Agreement by and among the Company and Keurig Trading Sàrl, a wholly owned subsidiary of the Company (“Keurig Trading”), as borrowers, the other borrowers from time to time party thereto (together with Keurig and Keurig Trading, the “Borrowers”), the guarantors from time to time party thereto, Bank of America, N.A., as administrative agent, U.S. swing line lender and U.S. letter of credit issuer, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arranger and joint bookrunner, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank Nederland”, New York Branch, HSBC Bank USA, N.A., HSBC Bank Canada, and Wells Fargo Securities, LLC, as joint lead arrangers, joint bookrunners, and co-syndication agents, Sumitomo Mitsui Banking Corporation as co-syndication agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., U.S. Bank National Association and TD Bank, N.A. as co-documentation agents, and Branch Banking and Trust Company and KeyBank National Association, as co-agents, and the other lenders from time to time party thereto (the “Credit Agreement”).

The Credit Agreement provides for a $1,800,000,000 unsecured revolving credit facility (the “New Revolving Facility”) comprised of a $1,300,000,000 U.S. revolving credit facility under which the Company may obtain extensions of credit, subject to the satisfaction of customary conditions, in U.S. Dollars (the “U.S. Revolver”) and a $500,000,000 alternative currency facility under which the Borrowers may obtain extensions of credit, subject to the satisfaction of customary conditions, in U.S. Dollars or in Canadian Dollars, Euros, Pounds Sterling, Yen, Swiss Franc and any other currency that is approved by the administrative agent and appropriate lenders or U.S. letter of credit issuer pursuant to the terms of the Credit Agreement (the “Alternative Currency Revolver”).  The New Revolving Facility includes a $200,000,000 subfacility for the issuance of letters of credit, and a $50,000,000 sublimit for swing line loans.  The swing line borrowings will be made available in U.S. Dollars only.

The Credit Agreement permits the Company to request increases to the New Revolving Facility, and/or the establishment of one or more new term loan commitments, in an aggregate amount not to exceed $750,000,000 (the “Incremental Credit Facility”).  The lenders under the New Revolving Facility will not be under any obligation to provide any such increases or new term loan commitments, and the availability of such additional increases and/or establishment of new term loan commitments is subject to customary terms and conditions.

Under the New Revolving Facility, initially, the applicable margin for base rate loans and eurocurrency rate loans is a percentage per annum equal to 0.125% and 1.125%, respectively, and U.S. letter of credit fees will be a percentage per annum equal to 1.125%.  Beginning with the delivery date of financial statements for the fiscal year ending September 26, 2015, the applicable margin with respect to the U.S. Revolver and the Alternative Currency Revolver and the U.S. letter of credit fees will be subject to adjustments based upon the Company’s consolidated leverage ratio ranging from, in the case of the applicable margin with respect to base rate loans, 0.125% to 0.75%, in the case of the applicable margin with respect to eurocurrency rate loans, 1.125% to 1.75%, and in the case of U.S. letter of credit fees, 1.125% to 1.75%.

Under the New Revolving Facility, the Company is required to pay a quarterly commitment fee on the unused portion of the U.S. Revolver and the Alternative Currency Revolver in the range of, based on the Company’s consolidated leverage ratio, 0.15% to 0.25% of the dollar amount of such unused portion, unless the Company elects to reduce the aggregate commitments under the U.S. Revolver and the Alternative Currency Revolver at the Company’s option without penalty or premium.

The Credit Agreement contains customary representations, warranties and affirmative and negative covenants.  Further, the Credit Agreement contains a financial covenant requiring that the Company not exceed a maximum consolidated interest coverage ratio of 3.00:1.00.  The Credit Agreement also contains a financial covenant requiring that the Company not exceed a maximum consolidated leverage ratio of 3.25:1.00, which maximum consolidated leverage ratio may be increased on a temporary basis to 3.50:1.00 in connection with certain material acquisitions and subject to certain conditions.

The U.S. Revolver was partially drawn in an aggregate amount of $325 million on June 29, 2015 to repay the Company’s approximately $295 million of borrowings under its Former Credit Agreement described in Item 1.02 of this Current Report on Form 8-K, to finance the upfront and commitment fees in connection with the New Revolving Facility, as well as expenses related thereto, and for general working capital purposes.

Borrowings under the New Revolving Facility will mature on June 29, 2020, unless such revolving commitments are earlier terminated and all outstanding amounts thereunder are prepaid.

Certain lenders under the Credit Agreement have engaged in, or may in the future engage in, transactions with, and perform services for, the Company and its affiliates in the ordinary course of business for which they received, or will receive, customary fees and expenses.

The foregoing description of the Credit Agreement is a summary of the material terms and conditions of the Credit Agreement and does not purport to be complete, and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02.             Termination of a Material Definitive Agreement.

On June 29, 2015, in connection with, and simultaneously with, the execution of the Credit Agreement, the Amended and Restated Credit Agreement, dated as of June 9, 2011, by and among the Company (formerly known as Green Mountain Coffee Roasters, Inc.), as borrower, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent, U.S. swing line lender and U.S. L/C Issuer, Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Robinson Humphrey, Inc., as joint lead arrangers and joint book managers, SunTrust Bank, as syndication agent, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, Sovereign Bank and Wells Fargo Bank, National Association, as co-documentation agents, as amended (the “Former Credit Agreement”), was terminated, all outstanding borrowings under the Former Credit Agreement were repaid in full and all liens and guaranties granted in connection therewith were terminated and released.  The Former Credit Agreement was originally scheduled to mature on June 9, 2016.

A description of the material terms and conditions of the Former Credit Agreement is provided under the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation — Liquidity and Capital Resources” in the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2014 and is incorporated by reference herein.  A description of the new material relationship between certain parties to the Former Credit Agreement is provided under Item 1.01 of this Current Report and is incorporated by reference herein.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.             Financial Statements and Exhibits

(d)                           Exhibits.

Exhibit No.	Description
10.1

Credit Agreement dated as of June 29, 2015, among Keurig Green Mountain, Inc., Keurig Trading Sàrl, Bank of America, N.A., as administrative agent, the lenders listed therein and the other agents named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEURIG GREEN MOUNTAIN, INC.

By:	/s/ Frances G. Rathke
Frances G. Rathke
Chief Financial Officer and Treasurer

Date: July 1, 2015

Index to Exhibits

Exhibit No.	Description

10.1

Credit Agreement dated as of June 29, 2015, among Keurig Green Mountain, Inc., Keurig Trading Sàrl, Bank of America, N.A., as administrative agent, the lenders listed therein and the other agents named therein.